Exhibit 10.34

AMENDMENT NO. 7

TO AMENDED AND RESTATED VENDOR AGREEMENT

This Amendment No. 7 (“Amendment”), effective as of October 4, 2021 (“Amendment 7 Effective Date”), is made to that certain Amended and Restated Vendor Agreement (the “Agreement”), dated December 23, 2014, by and among American Well Corporation, a Delaware corporation (“Vendor”), and Anthem, Inc. (“Anthem”), on behalf of itself and its affiliates, as amended.  Unless otherwise defined, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, Anthem and Vendor desire to amend the Agreement to revise their commercial arrangement.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

I.Amendment.  Section 10 of Exhibit D is hereby deleted in its entirety and replaced with the following:

“10.Resale.

(a)

In the event that Anthem desires to resell the Online Care Service to another health plan or insurer, the parties will meet and negotiate in good faith the terms and related fees due to Vendor resulting from such a transaction.  For clarity, Anthem will not be able to consummate such a resale or other transaction with a health plan or insurer without Vendor’s written consent or an amendment to this Agreement.

(b)

In the event that Anthem desire to resell employer service offerings developed by Vendor to Anthem’s employer clients, Anthem may purchase such offerings from Vendor at the prices set forth on Schedule 1 to Exhibit D, attached hereto.  In such a case, Vendor will issue an invoice which shall be payable by Anthem in accordance with the terms in the Agreement.

In the event of a unique circumstance regarding a potential Anthem customer, the parties will meet and negotiate in good faith variations from the terms and related fees due under Schedule 1 to Exhibit D related to such a transaction.  For clarity, Anthem will not be able to consummate such a unique resale or other transaction without Vendor’s written consent or an amendment to this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year above written.

AMERICAN WELL CORPORATION

Signature:  ____________________________

Print Name:  Bradford Gay

Title:  General Counsel

Date:

ANTHEM, INC.

Signature:  _____________________________

Print Name:

Title:  _________________________________

Date:

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Attachment 1 to EXHIBIT D

Amwell Clinical Program Offerings:

1.

Reseller Rates. The parties agree to the following reseller rates until December 31, 2022.  At that time, the parties will renegotiate the rates in good faith and memorialize their understanding via an amendment to the Agreement.

2.

Parties agree that rates quoted to a Company Client based on reseller rates listed in Exhibit A shall be valid for a period of 12 (twelve) months from the date a formal written proposal is presented to such Company Client.  In addition, Amwell shall not change the pricing to Anthem with respect to a Company Client for the first year of the contract with such Company Client.

Program or Service	Description	Sub program	Pricing Method	Wholesale Price
Healthy Impact Offerings	Direct to employer programs for health and wellness	•Healthy Weight •Healthy BP •Tobacco Free	Per participant per year admin fee	$315 HW $315 HBP $350 Tobacco Free
		Healthy Sleep	No charge
		Prevent Diabetes	Prevent Diabetes is billed on the AMG professional contract using the respective Diabetes Prevention CPT codes and paid through claim dollars.
Healthy Back and Joints

Healthy Back and Joint is priced using three milestones. The milestones may be billed as an admin fee per enrolled participant.

(Based on client preference, the 2nd and 3rd Milestones may be billed as claims using an agreed upon S code.)

Milestone definitions are included in Section 2 herein

See Section 2 below

Pricing may be modified on any Healthy Impact program for a particular client as mutually agreed to by both parties.

Notwithstanding the above, the Parties agree that the rates set forth in this schedule will not apply to or supersede those that Anthem pays Amwell for any existing client rates as of the Amendment Effective Date.

3.	Healthy Back and Joint Definition of Milestones 1-3

Below are event-based milestones, triggered by a participant’s utilization of the MSK program. Vendor agrees to bill Anthem/Company only for Milestones completed by participants. For the purposes of the MSK program,

Parties agree that all milestones listed below must be completed within 12 months from the date of completion of Milestone 1. Vendor shall not bill Anthem for more than 3 milestones per participant.

Milestone	Wholesale Price per Participant	▪Includes	▪Billing Trigger
Milestone 1	▪$234	•Technology Kit •Marketing Engagement services	▪Delivery receipt of the kit
Milestone 2	▪$333	•Video coaching assessment session with PT •3 exercise modules with the Digital platform •Unlimited chat-based interactions with PT coach	▪Participant completes 3 exercises with their Digital platform
Milestone 3	▪$333	•6 exercise modules with the Digital platform •Unlimited chat-based interactions with PT coach •Additional exercise modules may be completed by participants at no additional cost to Anthem	▪Participant completes 9 exercises with their Digital platform

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